As filed with the Securities and Exchange Commission on September 26, 1996

                             Registration No. 333-______

         SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549
   ________________________________________________
                      FORM S-8

                REGISTRATION STATEMENT
                        UNDER
              THE SECURITIES ACT OF 1933
   ________________________________________________
                 II-VI INCORPORATED
(Exact name of registrant as specified in its charter)

        Pennsylvania                          25-1214948
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

   375 Saxonburg Boulevard
   Saxonburg, Pennsylvania                      16056
(Address of principal executive offices)      (Zip Code)


                  II-VI INCORPORATED
              DEFERRED COMPENSATION PLAN
                (Full title of the plan)


                Carl J. Johnson, Chairman
                  II-VI Incorporated
                375 Saxonburg Boulevard
              Saxonburg, Pennsylvania 16056
           (Name and address of agent for service)

                     (412) 352-4455
           (Telephone number of agent for service)

                Copies of communication to:

Ronald Basso, Esquire             Robert D. German, Esquire
Buchanan Ingersoll                Sherrard, German & Kelly, P.C.
Professional Corporation          35th Floor, One Oliver Plaza
One Oxford Centre,                Pittsburgh, PA  15222
301 Grant Street, 20th Fl.        (412) 355-0200
Pittsburgh, PA  15219
(412) 562-3943
       ________________________________________________


CALCULATION OF REGISTRATION FEE

Title of Securities To Be
Registered

Common Stock (no par value)


Amount To Be
Registered(1)
100,000


Proposed
Maximum
Offering Price
Per Share(2)

$19.50


Proposed
Maximum
Aggregate
Offering Price(2)

$1,950,000.00


Amount of
Registration
Fee(3)

$673.00



(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Deferred Compensation Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 457(h), based upon the average of the high and low prices for the Common Stock of the Registrant as reported on the NASDAQ/National Market System on September 24, 1996.




PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Deferred Compensation Plan of II-VI Incorporated, a Pennsylvania corporation (the "Company"). Except as otherwise stated herein, the Deferred Compensation Plan is referred to as the "Plan".

Item 3.  Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Company also incorporates all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold from the date of filing of such documents:

  (a)  The Company's:

       Annual Report on Form 10-K, for the fiscal year ended June 30, 1996;

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

  (c) The description of the Common Stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act contained in the Company's Registration
Statement of Form 8-A; including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"). Sections 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the BCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The BCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnity him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

The BCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative, whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

Section 6.02 of the Company's By-Laws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A director's criminal or tax liability is not limited by the foregoing provision.

Section 6.03 of the Company's By-Laws requires the Company to indemnify any director or officer who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, unless a court determines that such director or officer's conduct constituted willful misconduct or recklessness. The right to indemnification conferred by this provision includes payment of all reasonable expenses, including attorney's fees, and any liability and loss.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

      Exhibit No.                             Reference

      23.1  Consent of Alpern, Rosenthal      Filed herewith
            & Company.

      24.1  Power of Attorney for             Filed herewith
            directors and certain officers
            of the Company (appearing on
            the Signature Page).

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on September 26, 1996.

                              II-VI INCORPORATED


                              By:      /s/ Carl J. Johnson
                                   Carl J. Johnson, Chairman and
                                     Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Carl J. Johnson, Francis J. Kramer, and James Martinelli, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Carl J. Johnson      Chairman, Chief        September 26, 1996
Carl J. Johnson          Executive Officer
                         and Director


/s/ Francis J. Kramer    President, Chief      September 26, 1996
Francis J. Kramer        Operating Officer
                         and Director


/s/ James Martinelli     Chief Financial       September 26, 1996
James Martinelli         Officer and Treasurer
                         (Principal Accounting
                         Officer, and Principal
                         Financial Officer)

/s/ Richard W. Bohlen           Director       September 26, 1996
Richard W. Bohlen


/s/ Thomas E. Mistler           Director       September 26, 1996
Thomas E. Mistler


/s/ Duncan A.J. Morrison        Director       September 26, 1996
Duncan A.J. Morrison


/s/ Peter W. Sognefest          Director       September 26, 1996
Peter W. Sognefest





The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee of the II-VI Incorporated Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on September 25, 1996.

                              II-VI INCORPORATED DEFERRED COMPENSATION
                              PLAN


                              By:      /s/  Niki Green
                                    Bankers Trust, Trustee






                            EXHIBIT INDEX


Exhibit No.                                     Reference


23.1  Consent of Alpern, Rosenthal & Company    Filed herewith.

24.1  Power of Attorney for directors and       Filed herewith.
      certain officers of the Company
      (appearing on the Signature Page)